The following Audit Committee Charter was adopted by the Audit Committee of the Board of Directors and the Board of Directors of VOICE MOBILITY INTERNATIONAL, INC. (the “Company”):

Mandate

The primary function of the audit committee (the "Committee") is to assist the Company’s Board of Directors (the “Board”) in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;

  review and appraise the performance of the Company’s external auditors; and

  provide an open avenue of communication among the Company’s auditors, financial and senior management and the Board.

Composition

The Committee shall be comprised of a minimum three directors as determined by the Board, each of whom shall be (i) free from any direct or indirect material relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee, and (ii) financially literate (as that term is defined below). All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Company's Audit Committee Charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

The members of the Committee shall be elected by the Board at its first meeting following the annual shareholders’ meeting. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by a majority vote of the full Committee membership.

The Company and the Committee shall ensure that it satisfies the composition and other requirements adopted by any securities regulatory authority or stock exchange from time to time.

Meetings

The Committee shall meet a least quarterly or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

1)	Documents/Reports Review

	a)	review and update this Audit Committee Charter annually;

b)

review the Company's financial statements, MD&A and any annual and interim earnings press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors;

c)

establish, review and periodically assess the adequacy of procedures for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements;

	d)	approve the Report of Committee to be included in the Company's Proxy Statement for its annual meeting of the Company’s shareholders.

2)	External Auditors

	a)	oversee the work of the external auditor, including the resolution of disagreements between management and the external auditor regarding financial reporting;

	b)	review annually the performance of the external auditors who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company;

c)

obtain annually a formal written statement of external auditors setting forth all relationships between the external auditors and the Company, consistent with Independence Standards Board Standard 1, as the same may be modified or supplemented;

	d)	discuss with the external auditors the matters required to be discussed by SAS No. 61, as the same may be modified or supplemented;

e)	review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors;

f)	take or recommend that the full Board take appropriate action to oversee the independence of the external auditors;

g)	recommend to the Board the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval;

h)	review and approve the external auditors' annual engagement letter;

i)	recommend to the Board the compensation to be paid to the external auditors;

j)

at each meeting, consult with the external auditors, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company's financial statements;

k)	review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company;

l)	review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements; and

m)

review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

i)

the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of fees paid by the Company and its subsidiaries to its external auditors during the fiscal year in which the non-audit services are provided,

	ii)	such services were not recognized by the Company or its subsidiaries at the time of the engagement to be non-audit services, and

iii)

such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

Provided the pre-approval of the non-audit services is presented to the Committee's first scheduled meeting following such approval such authority may be delegated by the Committee to one or more independent members of the Committee.

3)	Financial Reporting Processes

	a)	in consultation with the external auditors, review with management the integrity of the Company's financial reporting process, both internal and external;

	b)	consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

	c)	consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management;

	d)	review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments;

e)

following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

	f)	review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements;

	g)	review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented;

	h)	review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

	i)	review certification process;

	j)	establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

	k)	establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4)	Other

	a)	communicate directly with the internal and external auditors;

b)	review any related-party transactions;

c)	engage independent counsel and other advisors as it determines necessary to carry out its duties;

d)	to set and pay compensation for any independent counsel and other advisors employed by the Committee; and

e)	perform such other functions as assigned by law, the Company's bylaws or as the Board deems necessary and appropriate